EXHIBIT 99.1

News Release

Mattson Technology Contact
Ludger Viefhues
Mattson Technology, Inc.
tel  +1-510-492-5954
fax  +1-510-492-5963
ludger.viefhues@mattson.com

MATTSON TECHNOLOGY PROVIDES UPDATED 2005 SECOND QUARTER GUIDANCE

FREMONT, Calif. — June 28, 2005 — Mattson Technology, Inc. (NASDAQ: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today revised its bookings guidance for the second quarter, ending June 26, 2005 to approximately $27 million due to changes in timing of customer orders for advanced products. Prior bookings guidance was $37 to $42 million. Revenue and gross margin guidance for the period remain unchanged.

Mattson’s original guidance for the second quarter of 2005 was published in the company’s first quarter 2005 earnings release dated April 20, 2005, which can be found on Mattson’s website at www.mattson.com on the News page of the Investors section.

Mattson Technology’s Chief Executive Officer David L. Dutton said, “Today’s announcement does not reflect a change in our competitive position. Late in the second quarter, two of our key customers deferred funding for leading-edge projects, resulting in order delays. With shortening cycle times and lumpy bookings, and given that a single tool can contribute up to 8% of our bookings, it takes just a few order timing changes to have a significant impact on our quarterly bookings levels.”

Dutton added, “We anticipate receiving these orders in the coming quarter. We intend to adjust our spending to expected revenue levels to maintain profitability.”

The company will hold a question and answer conference call on Tuesday, June 28, 2005 beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. The call will be available to all interested listeners via an audio webcast that can be accessed through Mattson’s website www.mattson.com under the Investors section or by dialing 800-706-7741. Participants calling into the conference will be requested to provide a passcode: 62900220. A replay of the conference call will be available on Mattson’s website for one week following the live broadcast.

The company will release second quarter earnings after the market close on Wednesday, July 20, 2005.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements regarding the company’s future prospects, including, but not limited to: anticipated bookings, revenue and margins, and expectations for spending and profitability in future periods. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the company’s products; customer acceptance of delivered products and the company’s ability to collect amounts due upon shipment and upon acceptance; the company’s ability to timely manufacture, deliver and support ordered products; the company’s ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology;

the timing and competitiveness of new product releases by the company’s competitors; the company’s ability to align its cost structure with market conditions; and other risks and uncertainties described in the company’s Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results for the second quarter are preliminary and subject to adjustment. The company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. is the leading supplier of dry strip equipment and the second largest supplier of rapid thermal processing equipment in the global semiconductor industry. The company’s strip and RTP equipment utilize innovative technology to deliver advanced processing performance and productivity gains to semiconductor manufacturers worldwide for the fabrication of current- and next-generation devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, Calif. 94538.  Telephone: (800) MATTSON/(510) 657-5900.  Fax: (510) 492-5911. Internet: www.mattson.com.

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